Exhibit 10.1

Execution Version

AMENDMENT NO. 9 TO CREDIT AGREEMENT

As of August 22, 2023

BMO Harris Bank N.A.
790 North Water Street
Milwaukee, Wisconsin 53202
Attention: Corporate Banking

Ladies and Gentlemen:

STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), hereby agrees with you as follows:

1.         Definitions. Reference is made to that certain Credit Agreement dated as of August 1, 2011 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”) between the Company and BMO Harris Bank N.A. (the “Lender”). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

2.          Background. The Company has requested that the Lender agree to extend the term of the Credit Agreement to August 1, 2026 and make certain other changes to the Credit Agreement. Subject to all of the terms and conditions hereof, the Lender and the Company have agreed to such amendments on the terms set forth below.

3.          Amendments to Credit Agreement. Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Credit Agreement shall be amended as of the date first written above as follows:

a.          All references to the Credit Agreement in the Credit Agreement, the Note and the Loan Documents shall refer to the Credit Agreement as amended hereby.

b.          The definition of “Applicable Margin” contained in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

““Applicable Margin” means (i) for SOFR Loans, 1.75% and (ii) for Adjusted Base Rate Loans, 0.0%.”

c.          The definition of “STRATTEC Power Access LLC” contained in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

““STRATTEC Power Access LLC” means STRATTEC Power Access LLC, a Delaware limited liability company of which the Company owns a 100% membership interest.”

d.          The definition of “Vast LLC” contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

e.          The first sentence of Section 2.01 of the Credit Agreement is amended to change the date “August 1, 2024” to “August 1, 2026”.

f.          The first sentence of Section 2.05 of the Credit Agreement is amended to change the figure “0.15%” to “0.25%”.

g.          Section 5.15 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 5.15 Partnerships; Joint Ventures.

Neither the Company nor any Restricted Subsidiary is a member of any partnership or joint venture, other than (a) ADAC-Strattec LLC, and (b) other partnerships and joint ventures permitted by Section 6.11.

h.          Section 6.05 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 6.05 Acquisitions and Investments.

Make any Acquisition or Investment, except:

(a)          Permitted Acquisitions;

(b)          Investments in (i) bank repurchase agreements; (ii) savings accounts or certificates of deposit in a financial institution of recognized standing; (iii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof); (iv) obligations of Federal National Mortgage Association or the Federal Home Loan Banks; (v) money market funds provided the portfolio of such money market funds are limited to obligations of the types described in clauses (iii) or (iv); (vi) prime commercial paper or other unrated commercial paper of issuers acceptable to the Lender, in each case maturing within 270 days of the date of acquisition by the Company or a Restricted Subsidiary; and (vii) obligations of any state or political subdivision thereof (whether or not backed by full faith and credit of the governmental issuer) rated for investment purposes at not less than “A”, “MIG-2” or “P-2” by Moody’s Investors Service, Inc., or “A” by Standard & Poor’s Credit Market Services;

(c)          Loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

(d)          Investments in the Company by a Restricted Subsidiary and Investments in any Guarantor by the Company or a Restricted Subsidiary; provided that any such Investments by a Restricted Subsidiary shall be subordinated to the Obligations in a manner satisfactory to the Lender;

(e)          Existing Investments by the Company in Subsidiaries, and other existing Investments outstanding on the date hereof, and shown on Schedule 6.05 hereto, provided that such Investments shall not be increased;

(f)          Additional Investments by the Company in ADAC-Strattec LLC of up to $3,000,000 in each fiscal year; and

(g)          Other Investments (including Investments described above in excess of the basket limitations applicable to such Investments) not exceeding $3,000,000 in the aggregate for each fiscal year.”

i.          Section 7.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 7.01 Financial Status.

The Company shall at all times maintain Consolidated Net Worth in an amount at least equal to the cumulative sum of (a) $150,000,000 plus (b) for each fiscal year beginning with the fiscal year ending on June 30, 2024, 50% of the positive Consolidated Net Earnings of the Company for such fiscal year (without any deduction for net losses). Each annual adjustment of the Consolidated Net Worth requirement pursuant to clause (b) above shall take effect upon the earlier of the delivery to the Lender of the Company’s audited financial statements for the fiscal year just ended or 90 days following the close of such fiscal year.”

j.   Section 7.06(c) of the Credit Agreement is hereby deleted in its entirety and the subsequent subclauses (d)-(i) are amended to be in alphabetical order.

4.          Conditions. Notwithstanding any other provision of this Amendment, this Amendment shall not become effective unless and until:

a.          It has been executed and delivered by all parties to the Credit Agreement as amended hereby;

b.          The Lender shall have received a certificate as of a recent date of the good standing (or comparable standing) of the Company under the laws of its jurisdiction of organization; and

c.          The Company shall have delivered such other corporate documents as Lender or its counsel may reasonably request, in form and substance satisfactory to the Lender.

5.          Representations and Warranties. The Company hereby repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, including without limitation the representations and warranties set forth in Section 5.05 thereof which are made hereunder with respect to the most recent financial statements and related information provided pursuant to Section 7.06 of the Credit Agreement. The Company also represents and warrants that (A) since the date of the most recent financial statements delivered to the Lender pursuant to Section 7.06 of the Credit Agreement, there has been no material adverse change in the property, financial condition or business operations of the Company and its Subsidiaries, taken as a whole, and (B) the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Company;(ii) violate any provision of the articles of incorporation or by-laws of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or(iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.          Confirmation of Agreements. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect. This Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Credit Agreement other than as specifically set forth above. Nothing contained in this Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lender to provide any waiver or agree to any amendment in the future. This Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of the Company or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Company, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Lender expressly reserves all of its rights and remedies with respect to the Company and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security. This is an amendment and not a novation. The Company acknowledges and agrees that the obligations under the Credit Agreement and the Note exist and are owing with no offset, defense or counterclaim assertible by the Company and that the Credit Agreement, the Note and the Loan Documents are valid, binding and fully enforceable according to their respective terms.

7.        Miscellaneous. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation execution, delivery, administration and enforcement of this Amendment including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lender, whether or not any transaction contemplated by this Amendment is consummated. The provisions of this Amendment shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Remainder of this page is intentionally left blank; signature page follows.]

Execution Version

If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

Very truly yours,

STRATTEC SECURITY CORPORATION

(CORPORATE SEAL)	By:	/s/ Frank Krejci
	Name:	Frank J. Krejci
	Title:	President and Chief Executive Officer

	And by:	/s/ Dennis Bowe
	Name:	Dennis Bowe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature page to Strattec Security Corporation Amendment No. 9 to Credit Agreement]

Agreed to as of the date first above written.

BMO HARRIS BANK N.A.

By:	/s/ Mark Czarnecki
Name:	Mark Czarnecki
Title:	Senior Vice President

[Signature page to Strattec Security Corporation Amendment No. 9 to Credit Agreement]